EX-99.23(p)(109)

Credit Suisse

GP-00363
Global Policy

Employee Personal Account Trading Policy

Valid From	07.09.2007	Version 1.0
Issuing Unit	Legal & Compliance
Author	Compliance
Contact
Replaces	None
Original Language	English
Scope/Recipients	All Employees of Credit Suisse

Summary
This Employee Personal Account Trading Policy (“Policy”) sets forth minimum global standards to ensure that personal investment activities are conducted in compliance with applicable laws and regulations and that conflicts of interest related to personal investment activities are avoided or managed appropriately.

Minimum Global Standards
Branches and subsidiaries must adhere to the requirements for employee personal account trading: including disclosure of employee personal trading accounts; minimum holding periods; prohibitions on transactions that pose conflicts of interest and transactions when in possession of confidential or inside information; pre-clearance of employee transactions where applicable; and the application of the appropriate Restricted List where required.

Table of contents

1.	Purpose
2.	Scope
3.	Accounts Subject to this Policy
4.	Disclosure/Maintenance of Accounts
5.	Minimum Holding Periods
6.	Prohibitions on Transactions that Pose Conflicts of Interest
7.	Prohibition on Transactions When In Possession of Confidential or Inside Information
8.	Pre-Clearance of Employee Transactions
9.	Restricted List
10.	Trading in CSG Securities
11.	Certain Underwritten Offerings
12.	Monitoring of Employee Transactions
13.	Violations of this Policy
Appendix A:	Private Banking and Shared Services
Appendix B:	Investment Banking
Appendix C:	Asset Management U.S. Registered Advisors
Appendix D:	Asset Management Non-U.S. Registered Advisors
Appendix E:	Application of Restricted List for Employee Personal Account Trading

1. Purpose

Credit Suisse’s reputation for integrity and fair dealing is one of its most valuable assets. To protect that reputation, employees must engage in personal account trading in a manner that is in compliance with applicable laws and regulations and one in which conflicts of interest related to personal investment activities are avoided.

2. Scope

This Policy applies to all of the employees of Credit Suisse. It defines the minimum global standards for employees to follow in their personal trading accounts. Additional personal account trading policies and procedures may apply (and they may be more restrictive) to specific Regions, Divisions, locations or business units.

You are required to be familiar with this Policy and any such additional requirements and to comply with them in all respects. In instances where local law may be inconsistent with the provisions of this Policy, you should consult with your local Compliance contact to determine the appropriate local application of this Policy. For your reference, you can find additional policies relating to Employee Personal Account Trading here.

3. Accounts Subject to this Policy

This Policy applies to all “Employee Personal Trading Accounts.” An Employee Personal Trading Account is defined as an account:

■ that has brokerage capability, i.e., the ability to execute transactions in securities and other related products (including but not limited to equities, debt, commodities, derivatives and

■ in which an employee has an interest or has the power, directly or indirectly, to make orinfluence investment decisions.

For purposes of this Policy, the definition of “Employee” includes, local law permitting, not only the employee, but also the employee’s spouse, domestic partner, minor children and other members of the employee’s household.

The following types of accounts are not covered by this Policy:

■ checking, savings, money market and other deposit accounts without brokerage capability;

■ mutual funds and unit investment trusts held directly at the fund distributor (and not through an account with brokerage capabilities);

■ savings plans and collective investment plans such as pension, retirement and other similar plans without brokerage capability; and

■ dividend reinvestment plans.

4. Disclosure/Maintenance of Accounts

You should maintain your Employee Personal Trading Accounts at Credit Suisse where feasible or, if applicable in your jurisdiction, at a designated broker. Where permitted by policy in your Region, Division, location or business unit, you may maintain your Employee Personal Trading Accounts outside Credit Suisse if:

■ disclosed to Compliance and, in some locations, approved by appropriate management and Compliance; and

■ account statements or contract notes are provided to appropriate management and/or Compliance.

This disclosure requirement applies to all Employee Personal Trading Accounts, including discretionary accounts where the employee has fully delegated the investment decision to a third party by means of a discretionary investment management agreement. As an employee of Credit Suisse, you generally may not open or maintain a numbered account or similar type of account.

5. Minimum Holding Periods

You must engage in personal account trading for investment purposes. As such, Credit Suisse requires you to hold certain securities or related products in your Employee Personal Trading Account for a specified period of time. While there may be securities or related products where there is no specified minimum holding period, it is still expected that you utilize your working time on behalf of the Bank and its business and not in trading your Employee Personal Trading Accounts.

If you are an employee in Investment Banking or Asset Management, the minimum holding period for securities or related products is generally thirty (30) calendar days. If you are an employee in Private Banking or Shared Services (Shared Services includes those employees in the COO, CFO, GC, CRO and IT Divisions), the minimum holding period for securities or related products is generally seven (7) calendar days, subject to any applicable policy by Region, Division, Location, business unit or Compliance Department specific designation that requires a longer holding period. You are responsible for knowing and complying with the holding period that applies to you. The minimum holding periods set forth in this section do not apply to those Employee Personal Trading Accounts where the employee has fully delegated the investment decision to a third party by means of a discretionary investment management agreement.

Attached to this policy as Appendices A-D are charts that provide a more detailed listing of specific products and the corresponding minimum holding period for Investment Banking, Asset Management, Private Banking and Shared Services.

6. Prohibitions on Transactions that Pose Conflicts of Interest

As an employee of Credit Suisse, you must pursue the best interests of Credit Suisse and its clients and not put your own trading interests ahead of these interests. As such, you must adhere to the following principles:

■ Employee transactions involving a conflict of interest between an employee and Credit Suisse or its clients are prohibited.

■ You are prohibited from using your access to Credit Suisse proprietary or client information in any way to advantage your personal investing.

■
You must trade at arms length with Credit Suisse and are prohibited from placing orders directly with an exchange, another market maker or a Credit Suisse trader for your Employee Personal Trading Accounts.

■ Employee transactions that present potentially material reputational or regulatory risk to Credit Suisse are prohibited.

7. Prohibition on Transactions When In Possession of Confidential or Inside Information

You may not trade, or recommend that others trade, in a security or related derivative:

■ while in possession of material, non-public price sensitive information about the security or an issuer of a security;

■ if you are aware that Credit Suisse is effecting or proposing to effect a transaction for its own account or for a client account in a security or related derivative of the same issuer;

■ if you are aware of a research report or other communication which has not yet been publicly disseminated.

Where this Policy precludes you from conducting a transaction in your Employee Personal Trading Accounts, you are prohibited from procuring another person to make such a transaction on your behalf.

8. Pre-Clearance of Employee Transactions

You must be familiar with and abide by any pre-clearance requirements for transactions in your Employee Personal Trading Accounts that are applicable to your Region, Division, location or business unit (e.g., employees that may regularly have access to confidential, non public price sensitive information). Clearance, where given, is generally valid for 24 hours. The pre-clearance requirements do not apply to those Employee Personal Trading Accounts where the employee has fully delegated the investment decision to a third party by means of a discretionary investment management agreement.

9. Restricted List

You generally may not engage in transactions in Employee Personal Trading Accounts prohibited by the Restricted List applicable to your Region, Division, location or business unit. Each employee is responsible for checking the appropriate Restricted List, where applicable, prior to entering an order for his or her account. These requirements relating to the Restricted List do not apply to those Employee Personal Trading Accounts where the employee has fully delegated the investment decision to a third party by means of a discretionary investment management agreement. See Appendix E for more information regarding the application of the Restricted List.

10. Trading in CSG Securities

When you are in possession of material, non-public information regarding Credit Suisse Group (“CSG”), you are prohibited from trading in – or suggesting to others that they trade in – any CSG securities. To assist in preventing even the appearance of improper trading, Credit Suisse has established specified trading windows for employees to conduct transactions in CSG securities. For specific information and procedures governing employee transactions in CSG securities, see GP-00101 .

11. Certain Underwritten Offerings

You are not permitted to invest in any new issues registered in the United States and subject to NASD Rule 2790 (Restrictions on the Purchase and Sale of Equity Securities). For any other transactions underwritten by Credit Suisse (e.g., public, private, follow-on, “when-issued”), you are generally prohibited from participating, given the obligation to fulfill bona fide client interest on a priority basis. Please refer to your region, division, location or business unit policies for more specific guidance which can, in some instances, be more restrictive.

12. Monitoring of Employee Transactions

Employee Personal Trading Accounts are subject to monitoring by Compliance and/or supervisory review as permitted by local law.

13. Violations of this Policy

Credit Suisse may, at your expense and without prior notice, freeze or cancel any transactions or positions resulting from transactions in violation of this Policy as permitted under local law. You may be required to disgorge profits, if any, from the violation with such profits donated to charity. You may also be subject to disciplinary action by Credit Suisse, including termination of employment. In the event applicable laws or regulations are violated, you may also be subject to regulatory sanction and civil and criminal penalties.

Brady Dougan	Urs Rohner
CEO Credit Suisse	General Counsel
sig.	sig.

Private Banking and Shared Services	Appendix A
Minimum Holding Periods by Product
(Regional, Divisional and Local policies may be more restrictive)

Product	Minimum Holding Period

Equity and Related Securities
Equity Securities	7 calendar days
Warrants and Options on Single Stocks	7 calendar days
Derivatives related to equity securities	7 calendar days

Bonds and Related Derivatives
Corporate Bonds	7 calendar days
Derivatives related to corporate bonds	7 calendar days
Convertible Bonds	7 calendar days
Asset Backed Securities	7 calendar days
Sovereign and Supranational Bonds	No specified holding period
Municipal Bonds	No specified holding period

Futures, Options and Options on Futures
Financials (Interest Rates, Treasury Bonds, CDs)	No specified holding period
Indices	No specified holding period
Commodity Futures	No specified holding period

Commodities & Mutual Funds
Commodities	No specified holding period
Mutual Funds	No specified holding period

Currencies
Spot	No specified holding period
Forwards/Futures	No specified holding period
Options on Currencies	No specified holding period

Note: You must engage in personal account trading for investment purposes. As such, Credit Suisse requires you to hold certain securities or related products in your Employee Personal Trading Account for a specified period of time. While there may be securities or related products where there is no specified minimum holding period, it is still expected that you utilize your working time on behalf of the Bank and its business and not in trading your Employee Personal Trading Accounts.

Investment Banking	Appendix B
Minimum Holding Periods by Product
Regional, Divisional and Local policies may be more restrictive)

Product	Minimum Holding Period

Equity and Related Securities
Equity Securities	30 calendar days
Warrants and Options on Single Stocks	30 calendar days
Derivatives related to equity securities	30 calendar days

Bonds and Related Derivatives
Corporate Bonds	30 calendar days
Derivatives related to corporate bonds	30 calendar days
Convertible Bonds	30 calendar days
Asset Backed Securities	30 calendar days
Sovereign and Supranational Bonds Rated Lower Than Single A by S&P or A2 by Moodys	30 calendar days
Sovereign or Supranational Bonds Rated or better than Single A by S&P or A2 by Moodys	No specified holding period
Municipal Bonds	No specified holding period

Futures, Options and Options on Futures
Financials (Interest Rates, Treasury Bonds, CDs)	No specified holding period
Indices	No specified holding period
Commodity Futures	No specified holding period

Commodities & Mutual Funds
Commodities	No specified holding period
Mutual Funds	No specified holding period

Currencies
Spot	No specified holding period
Forwards/Futures	No specified holding period
Options on Currencies	No specified holding period

Note: You must engage in personal account trading for investment purposes. As such, Credit Suisse requires you to hold certain securities or related products in your Employee Personal Trading Account for a specified period of time. While there may be securities or related products where there is no specified minimum holding period, it is still expected that you utilize your working time on behalf of the Bank and its business and not in trading your Employee Personal Trading Accounts.

Asset Management U.S. Registered Advisors	Appendix C
Minimum Holding Periods by Product
Regional, Divisional and Local policies may be more restrictive)

Product	Minimum Holding Period

Equity and Related Securities
Equity Securities	30 calendar days
Warrants and Options on Single Stocks	30 calendar days
Derivatives related to equity securities	30 calendar days

Bonds and Related Derivatives
Corporate Bonds	7 calendar days
Derivatives related to corporate bonds	30 calendar days
Convertible Bonds	30 calendar days
Asset Backed Securities	30 calendar days
Sovereign and Supranational Bonds	7 calendar days
Municipal Bonds	30 calendar days

Futures, Options and Options on Futures
Financials (Interest Rates, Treasury Bonds, CDs)	7 calendar days
Indices	7 calendar days
Commodity Futures	7 calendar days

Mutual Funds
Mutual Funds (Open-End and Closed End Funds)	30 calendar days

Broad-Based Exchange Traded Funds and Broad-Based Index Mutual Funds (e.g., non sector specific indices, including but not limited to CAC 40, S&P 500, SMI or DAX)	7 calendar days

Narrow-Based Exchange Traded Funds and Narrow-Based Mutual Funds (e.g., sector specific indices)	30 calendar days
Money Market Funds	No specified holding period

Currencies
Spot	7 calendar days
Forwards/Futures	7 calendar days
Options on Currencies	7 calendar days

Note: You must engage in personal account trading for investment purposes. As such, Credit Suisse requires you to hold certain securities or related products in your Employee Personal Trading Account for a specified period of time. While there may be securities or related products where there is no specified minimum holding period, it is still expected that you utilize your working time on behalf of the Bank and its business and not in trading your Employee Personal Trading Accounts.

Asset Management Non-U.S. Registered Advisors	Appendix D
Minimum Holding Periods by Product
(Regional, Divisional and Local policies may be more restrictive)

Product	Minimum Holding Period

Equity and Related Securities
Equity Securities	30 calendar days
Warrants and Options on Single Stocks	30 calendar days
Derivatives related to equity securities	30 calendar days

Bonds and Related Derivatives
Corporate Bonds	7 calendar days
Derivatives related to corporate bonds	30 calendar days
Convertible Bonds	30 calendar days
Asset Backed Securities	30 calendar days
Sovereign and Supranational Bonds	7 calendar days
Municipal Bonds	30 calendar days

Futures, Options and Options on Futures
Financials (Interest Rates, Treasury Bonds, CDs)	7 calendar days
Indices	7 calendar days
Commodity Futures	7 calendar days
Futures on Single Stocks	30 calendar days

Mutual Funds
Mutual Funds (Open-End and Closed End Funds)	30 calendar days

Broad-Based Exchange Traded Funds and Broad-Based Index Mutual Funds (e.g., non sector specific indices, including but not limited to CAC 40, S&P 500, SMI or DAX)	7 calendar days

Narrow-Based Exchange Traded Funds and Narrow-Based Mutual Funds (e.g., sector specific indices)	7 calendar days

Money Market Funds	No specified holding period

Currencies
Spot	7 calendar days
Forwards/Futures	7 calendar days
Options on Currencies	7 calendar days

Note: You must engage in personal account trading for investment purposes. As such, Credit Suisse requires you to hold certain securities or related products in your Employee Personal Trading Account for a specified period of time. While there may be securities or related products where there is no specified minimum holding period, it is still expected that you utilize your working time on behalf of the Bank and its business and not in trading your Employee Personal Trading Accounts.

Application of Restricted List for Employee Personal Account Trading	Appendix E

Note: This chart provides a summary of the applicable Restricted Lists by division. Locations and Business Units may require the application of other Restricted Lists than those in this chart. Please consult your local Compliance contact for more information.